Exhibit 99.1

Amwell® Announces Results for Third Quarter 2020

•	Total active providers of approximately 62,000 at the end of the third quarter increased 930% compared to a year ago

•	Total visits of 1,414,000 in the third quarter increased 450% compared to a year ago

•	Revenue of $62.6 million in the third quarter increased 80% compared to a year ago

•	Announced new products: Amwell Now, Touchpoint Tablet software, and C500 telemedicine cart

•	Provides initial 2020 guidance

BOSTON, Nov. 12, 2020 /BusinessWire/ — Amwell®, (NYSE: AMWL) (the “Company”) a national telehealth leader, today announced financial results for the third quarter ended September 30, 2020.

“We are pleased to announce that third quarter results reflect our business’ momentum and ongoing role in responding to the continued, widespread demand for telehealth infrastructure. Our platform’s unique ability to simplify high-quality, virtual care delivery that supports existing patient-physician relationships differentiates us in the growing market,” said Ido Schoenberg, Chairman and Co-CEO.

Dr. Schoenberg continued, “During the quarter, we expanded the number of entry points to our ecosystem connectivity platform in order to simplify access to telehealth and enhance our partners’ user experience. We now look to end the year with accelerated momentum as our story evolves in the public markets.”

Third quarter 2020 Financial Highlights:

All comparisons, unless otherwise noted, are to the three months ended September 30, 2019.

•	Total active providers were ~62,000, compared to ~6,000

•	450% visit growth driven by provider clients accelerated adoption of our platform

•	Total visits were ~1,414,000, compared to 255,000

•	Amwell Medical Group™ (AMG) visits were ~378,000 or 27% of total visits, compared to ~159,000 or 62% of total visits

•	Total Revenue was $62.6 million, compared to $34.7 million

•	Subscription revenue was $25.8 million, compared to $22.0 million

•	Visit revenue was $28.5 million, compared to $7.2 million

•	Gross margin was 32.7%, compared to 45.1% impacted by low margin AMG visit growth during COVID

•	Net loss was $(64.6) million, compared to $(24.1) million

•	Adjusted EBITDA was $(26.2) million, compared to $(20.3) million

•	Cash and Short-term securities as of quarter-end were $1.1 billion

Financial Outlook

For 2020, the company expects:

•	Revenue between $235 and $239 million

•	Adjusted EBITDA between ($110) million and ($105) million

Quarterly Conference Call Details

The company will host a conference call to review the results today, Thursday, November 12, 2020 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed via a line audio webcast at https://investors.amwell.com or by dialing 1-883-979-2840 for U.S. participants, or 1-263-384-2051 for international participants, referencing conference ID #4495737. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell is a leading telehealth platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all telehealth needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers telehealth solutions for over 2,000 hospitals and 55 health plan partners with over 36,000 employers, covering over 80 million lives. For more information please visit https://business.amwell.com/.

American Well, Amwell, Amwell Medical Group, and The Exchange are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in the prospectus for our IPO filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Media Contact:

Holly Spring

press@amwell.com

781.888.8219

Investor Contact:

investors@amwell.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$956,417	$137,673
Investments	129,914	39,953
Restricted cash	300	—
Accounts receivable ($1,408 and $2,601 from related parties and net of allowances of $1,333 and $686, respectively)	39,962	32,730
Inventories	7,775	3,104
Deferred contract acquisition costs	865	1,130
Prepaid expenses and other current assets	8,408	8,937

Total current assets	1,143,641	223,527
Restricted cash	795	1,143
Property and equipment, net	4,352	2,664
Goodwill	193,877	193,877
Intangible assets, net	57,718	63,535
Operating lease right-of-use asset	8,201	11,944
Deferred contract acquisition costs, net of current portion	2,627	1,639
Other assets	1,126	1,552
Investment in minority owned joint venture	1,690	—

Total assets	$1,414,027	$499,881

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$7,670	$6,504
Accrued expenses and other current liabilities	38,301	27,351
Operating lease liability, current	6,321	6,232
Deferred revenue ($6,325 and $12,912 from related parties, respectively)	54,324	66,490

Total current liabilities	106,616	106,577
Other long-term liabilities	115	309
Operating lease liability, net of current portion	3,056	7,164
Deferred revenue, net of current portion ($275 and $1,385 from related parties, respectively)	7,480	10,896

Total liabilities	117,267	124,946

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.01 par value; no shares authorized, issued or outstanding as of September 30, 2020, and 17,744,445 shares authorized 14,061,508 shares issued and 14,012,935 shares outstanding as of December 31, 2019; aggregate liquidation preference of $0 and $608,449, respectively	—	655,799
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of September 30, 2020, and no shares authorized, issued or outstanding as of December 31, 2019	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 200,131,318 shares issued and 199,647,646 shares outstanding, 100,000,000 Class B shares authorized, 29,950,326 shares issued and 29,032,042 shares outstanding, 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of September 30, 2020; and 220,000,000 common stock shares authorized, 42,338,679 shares issued and 42,302,845 shares outstanding as of December 31, 2019	2,343	423
Treasury stock, 1,401,956 shares and 35,834 shares as of September 30, 2020 and December 31, 2019, respectively	(24,320)	(158)
Additional paid-in capital	1,828,395	50,289
Accumulated other comprehensive income	50	250
Accumulated deficit	(532,047)	(357,927)

Total American Well Corporation stockholders’ equity (deficit)	1,274,421	(307,123)
Non-controlling interest	22,339	26,259

Total stockholders’ equity (deficit)	1,296,760	(280,864)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$1,414,027	$499,881

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue
($14,868, $8,253, $44,028 and $24,404 from related parties, respectively)	$62,551	$34,744	$184,833	$103,825
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	42,116	19,060	118,969	55,060
Research and development	25,275	13,602	57,848	39,169
Sales and marketing	13,758	11,309	39,978	33,951
General and administrative	43,113	14,654	138,537	40,189
Depreciation and amortization expense	2,576	1,868	7,371	5,668

Total costs and operating expenses	126,838	60,493	362,703	174,037

Loss from operations	(64,287)	(25,749)	(177,870)	(70,212)
Interest income and other income (expense), net	255	1,286	1,410	4,547

Loss before benefit (expense) from income taxes and loss from equity method investment	(64,032)	(24,463)	(176,460)	(65,665)
Benefit (expense) from income taxes	(78)	392	(330)	22
Loss from equity method investment	(486)	—	(1,250)	—

Net loss	(64,596)	(24,071)	(178,040)	(65,643)
Net loss attributable to non-controlling interest	(1,515)	(56)	(3,920)	(884)

Net loss attributable to American Well Corporation	$(63,081)	$(24,015)	$(174,120)	$(64,759)

Net loss per share attributable to common stockholders, basic and diluted	$(0.92)	$(0.57)	$(3.38)	$(1.55)
Weighted-average common shares outstanding, basic and diluted	68,499,106	41,933,597	51,492,988	41,805,929
Net loss	$(64,596)	$(24,071)	$(178,040)	$(65,643)
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale investments	(135)	(226)	(415)	(938)
Foreign currency translation	37	(59)	215	(188)

Comprehensive loss	(64,694)	(24,356)	(178,240)	(66,769)
Less: Comprehensive loss attributable to non-controlling interest	(1,515)	(56)	(3,920)	(884)

Comprehensive loss attributable to American Well Corporation	$(63,179)	$(24,300)	$(174,320)	$(65,885)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Nine Months Ended September 30,
	2020	2019
Net loss	$(178,040)	$(65,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	7,371	5,668
Provisions for doubtful accounts	1,236	621
Amortization of deferred contract acquisition costs	852	797
Amortization of deferred contract fulfillment costs	510	531
Stock-based compensation expense	106,516	8,675
Loss on equity method investment	1,250	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(8,468)	11,878
Inventories	(4,671)	(500)
Deferred contract acquisition costs	(1,575)	(1,115)
Prepaid expenses and other current assets	(1)	(797)
Other assets	426	(846)
Accounts payable	(135)	13
Accrued expenses and other current liabilities	2,353	553
Other long-term liabilities	(194)	(902)
Deferred revenue	(15,364)	(25,548)

Net cash used in operating activities	(87,934)	(66,615)

Cash flows from investing activities:
Purchases of property and equipment	(3,261)	(1,098)
Investment in minority owned joint venture	(2,940)	—
Purchases of investments	(159,608)	(78,946)
Proceeds from sales and maturities of investments	69,132	226,509

Net cash (used in) provided by investing activities	(96,677)	146,465

Cash flows from financing activities:
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	146,014	—
Proceeds from exercise of common stock options	4,235	610
Payments for the purchase of treasury stock	(18,417)	(158)
Proceeds from issuance of common stock in initial public offering, net of underwriting costs and commissions	772,931	—
Proceeds from issuance of common stock to Google	100,000	—
Payment of deferred offering costs	(1,456)	—

Net cash provided by financing activities	1,003,307	452

Net increase in cash, cash equivalents, and restricted cash	818,696	80,302
Cash, cash equivalents, and restricted cash at beginning of period	138,816	54,070

Cash, cash equivalents, and restricted cash at end of period	$957,512	$134,372

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	956,417	133,277
Restricted cash	1,095	1,095

Total cash, cash equivalents, and restricted cash at end of period	$957,512	$134,372

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$138	$—
Supplemental disclosure of non-cash investing and financing activities:
Additions to property and equipment included in accrued expenses and accounts payable	$19	$—
Initial public offering and Google common stock offering costs in accrued expenses	$3,838	$—
Treasury stock costs in accrued expenses	$5,903	$—

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) initial public offering expenses, (vi) acquisition-related expenses and (vii) other items affecting our results that we do not view as representative of our ongoing operations, including direct and incremental expenses associated with the COVID-19 pandemic.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our IPO and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures for acquisitions to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation because other deductions (such as COVID expenses and acquisition related expenses) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three and the nine months ended September 30, 2019 and 2020:

Reconciliation of Adjusted EBITDA to Net Loss

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2020	2019	2020	2019
Net loss	$(64,596)	$(24,071)	$(178,040)	$(65,643)
Add:
Depreciation and amortization	2,576	1,868	7,371	5,668
Interest and other income, net	(255)	(1,286)	(1,410)	(4,547)
Expense (Benefit) from income taxes	78	(392)	330	(22)
Stock-based compensation	34,420	3,604	106,516	8,675
Initial public offering expenses	1,362	—	2,039	6
Acquisition-related expenses	—	—	(48)	95
COVID-19-related expenses (1)	191	—	5,933	—

Adjusted EBITDA	$(26,224)	$(20,277)	$(57,309)	$(55,768)

(1)

COVID-19-related expenses include non-recurring provider bonus payments, emergency hosting licensing fees and non-medical provider temporary labor costs related to on-boarding non-AMG providers incurred in response to the initial outbreak of the COVID-19 virus as Amwell attempted to scale quickly to meet unusually high patient and non-AMG provider demand.